Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York, NY 10036

ALLEGHANY CORPORATION REPORTS 2015 FIRST QUARTER RESULTS

Book Value per Common Share Increases 2.4% to $476.87;

Combined Ratio Improves to 87.6% in the Quarter, Generating Underwriting Profits of $126.7 Million

NEW YORK, NY, May 5, 2015 – Alleghany Corporation (NYSE-Y) announced today its financial results for the quarter ended March 31, 2015. Alleghany reported net earnings of $125.2 million, or $7.82 per diluted share for the 2015 first quarter, compared with $204.9 million, or $12.28 per diluted share for the 2014 first quarter. Operating earnings per diluted share were $8.19 in the first quarter vs. $8.71 per diluted share in the comparable quarter last year. Underwriting results improved 6.8% in the 2015 first quarter to $126.7 million from $118.6 million in the 2014 first quarter. Investment income increased 2.5% to $113.4 million in the 2015 first quarter compared with $110.6 million in the 2014 first quarter.

Weston Hicks, President and chief executive officer of Alleghany stated, “The first quarter saw continued solid underwriting performance at Alleghany, led by strong results at TransRe and RSUI. These two franchises continued their track record of excellent performance despite a competitive market environment. TransRe’s underwriting profit in the quarter was $83.8 million, as favorable prior year loss reserve development of $38.4 million and a lack of catastrophe losses in the quarter aided its results. RSUI’s underwriting profit was $47.0 million, due primarily to a light catastrophe loss quarter and modest favorable prior year loss reserve development of $2.6 million. Net premiums written decreased modestly at TransRe, but were flat excluding the impact of foreign currency translation. Net premiums written also decreased slightly at RSUI, primarily due to the increased competition in its property line of business. By focusing on underwriting results, rather than driving premium growth, both of these organizations continue to take a disciplined approach to their business in the current challenging environment. Alleghany’s long-term view of the market, financial strength and patient investing style allow TransRe and RSUI to effectively compete and build value over the long-term.”

Hicks continued, “CapSpecialty and PacificComp continue to improve their operations and strengthen their organizations. Both companies are successfully expanding their niche product offerings, which has resulted in good top-line growth and improved expense ratios at both companies. CapSpecialty generated its second consecutive profitable underwriting quarter with a 99.1% combined ratio and PacificComp saw its combined ratio improve to 123.6%, compared with 131.2% for the 2014 first quarter.”

During the first quarter of 2015, Alleghany repurchased an aggregate of 58,950 shares of its common stock in the open market for $26.6 million, at an average price per share of $451.77. As of March 31, 2015, Alleghany had 16,000,795 shares of its common stock outstanding, compared with 16,054,323 shares of its common stock outstanding as of December 31, 2014 and 16,535,591 as of March 31, 2014.

2015 First Quarter Underwriting Results

Underwriting profit for the 2015 first quarter was $126.7 million, compared with $118.6 million for the 2014 first quarter, reflecting higher profits for the insurance segment, partially offset by lower profits for TransRe. TransRe’s underwriting profit for the 2015 first quarter was $83.8 million, resulting in a combined ratio of 88.8%, compared with a $90.0 million underwriting profit and an 88.7% combined ratio for the 2014 first quarter. The insurance segment’s underwriting profit for the 2015 first quarter was $42.9 million, resulting in a combined ratio of 84.2%, compared with a $28.6 million underwriting profit and an 89.0% combined ratio for the 2014 first quarter.

TransRe’s slightly higher combined ratio and lower underwriting profits primarily reflect lower net premiums earned, higher commissions, brokerage and other underwriting expenses and less favorable prior year loss reserve development. The lower combined ratio and higher underwriting profits of the insurance segment primarily reflect lower catastrophe losses at RSUI and lower property losses at CapSpecialty.

Total net premiums written for the 2015 first quarter were $1,091.1 million, compared with $1,134.0 million for the 2014 first quarter, a decrease of 3.8%. TransRe’s net premiums written in the 2015 first quarter decreased by 5.8% from the 2014 first quarter, primarily reflecting the impact of changes in foreign exchange rates and, to a lesser extent, higher ceded premiums written due to an increase in reinsurance coverage purchased in 2015. Insurance segment net premiums written in the 2015 first quarter increased by 3.2% from the 2014 first quarter, with continued strong growth at PacificComp and CapSpecialty, partially offset by a decline at RSUI. PacificComp’s net premiums written increased by 36.8%, CapSpecialty’s net premiums written increased by 16.9%, and RSUI’s net premiums written decreased by 2.5% in the first quarter of 2015.

Investment Performance

Financial statement total return on investments was 1.1% in the 2015 first quarter, compared with 1.8% for the 2014 first quarter. Alleghany reported investment income of $113.4 million in the first quarter of 2015, up 2.5% from the first quarter of last year. The increase primarily reflects higher income from other invested assets and an increase in the amount of dividends from common stocks. Net realized capital gains (losses), net of other than temporary impairment losses were $(9.2) million in the first quarter of 2015, compared with $91.6 million in the first quarter of 2014. Net realized capital gains (losses) were negatively impacted by other than temporary impairment adjustments to investments of $52.3 million in the 2015 first quarter, compared with $5.2 million in the 2014 first quarter. Net unrealized gains on investment securities increased by $103.3 million in the current quarter.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing a number of schedules that provide additional detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2015 first quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the Financial Supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation (referred to herein as “PacificComp”), an underwriter of workers’ compensation insurance primarily in California.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, which is a “non-GAAP financial measure,” as such term is defined in Regulation G promulgated by the SEC.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, amortization of intangible assets or interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

This non-GAAP financial measure is not meant to be considered in isolation or as a substitute for measures of operating performance prepared in accordance with U.S. GAAP. Reconciliation of underwriting profit to earnings before income taxes is presented in Alleghany’s Form 10-Q as well as the Financial Supplement.

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Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance operating subsidiaries on a limited number of brokers;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31, 2015	December 31, 2014
	(unaudited)
	(in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2015 – $2,573,160; 2014 – $2,366,035)	$3,053,543	$2,815,484
Debt securities (amortized cost: 2015 – $14,363,443; 2014 – $14,364,430)	14,670,207	14,598,641
Short-term investments	513,544	715,553

	18,237,294	18,129,678
Other invested assets	740,501	705,665

Total investments	18,977,795	18,835,343
Cash	537,485	605,259
Accrued investment income	126,037	136,511
Premium balances receivable	639,566	683,848
Reinsurance recoverables	1,369,952	1,361,083
Ceded unearned premiums	197,191	184,435
Deferred acquisition costs	369,831	353,169
Property and equipment at cost, net of accumulated depreciation and amortization	95,342	88,910
Goodwill	111,904	111,904
Intangible assets, net of amortization	135,039	133,378
Current taxes receivable	69,959	91,202
Net deferred tax assets	339,677	389,597
Other assets	591,156	514,797

Total assets	$23,560,934	$23,489,436

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	$11,414,335	$11,597,216
Unearned premiums	1,902,828	1,834,184
Senior Notes	1,764,603	1,767,125
Reinsurance payable	88,184	79,100
Other liabilities	752,671	729,767

Total liabilities	15,922,621	16,007,392

Common stock (shares authorized: 2015 and 2014 – 22,000,000; shares issued: 2015 and 2014 –17,459,961)	17,460	17,460
Contributed capital	3,610,782	3,610,717
Accumulated other comprehensive income	409,789	353,584
Treasury stock, at cost (2015 – 1,459,166 shares; 2014 – 1,405,638 shares)	(532,362)	(507,699)
Retained earnings	4,124,575	3,999,366

Total stockholders’ equity attributable to Alleghany stockholders	7,630,244	7,473,428
Noncontrolling interest	8,069	8,616

Total stockholders’ equity	7,638,313	7,482,044

Total liabilities and stockholders’ equity	$23,560,934	$23,489,436

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,017,171	$1,053,997
Net investment income	113,382	110,583
Net realized capital gains	43,151	96,836
Other than temporary impairment losses	(52,281)	(5,220)
Other income	36,200	30,446

Total revenues	1,157,623	1,286,642

Costs and Expenses
Net loss and loss adjustment expenses	546,916	611,159
Commissions, brokerage and other underwriting expenses	343,609	324,236
Other operating expenses	67,405	53,342
Corporate administration	12,678	9,632
Amortization of intangible assets	(1,660)	(1,861)
Interest expense	23,092	21,811

Total costs and expenses	992,040	1,018,319

Earnings before income taxes	165,583	268,323
Income taxes	40,163	63,682

Net earnings	125,420	204,641
Net earnings (losses) attributable to noncontrolling interest	211	(239)

Net earnings attributable to Alleghany stockholders	$125,209	$204,880

Net earnings	$125,420	$204,641
Other comprehensive income:
Change in unrealized gains, net of deferred taxes of $33,141 and $81,364 for 2015 and 2014, respectively	61,548	151,104
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of $3,196 and ($32,066) for 2015 and 2014, respectively	5,935	(59,550)
Change in unrealized currency translation adjustment, net of deferred taxes of ($5,791)and $233 for 2015 and 2014, respectively	(10,755)	432
Retirement plans	(522)	133

Comprehensive income	181,626	296,760
Comprehensive income (losses) attributable to noncontrolling interest	211	(239)

Comprehensive income attributable to Alleghany stockholders	$181,415	$296,999

Basic earnings per share attributable to Alleghany stockholders	$7.82	$12.28
Diluted earnings per share attributable to Alleghany stockholders	7.82	12.28